================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           _________________________
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           _________________________
                           QUAKER CITY BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

                     Delaware                         95-4444221
          (State or other jurisdiction of          (I.R.S. Employer
          incorporation or organization)           Identification No.)
                           _________________________
                             7021 Greenleaf Avenue
                          Whittier, California  90602
                                 (562) 907-2200
              (Address, including zip code, and telephone number,
       including area code, of Registrant's Principal Executive Offices)
                           _________________________

                           1997 STOCK INCENTIVE PLAN
                              (Full Title of Plan)
                           _________________________
                              Kathryn M. Hennigan
                              Corporate Secretary,
                Senior Vice President - Administrative Services
                           QUAKER CITY BANCORP, INC.
                             7021 Greenleaf Avenue
                          Whittier, California  90602
                                 (562) 907-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           _________________________
                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                             Proposed       Proposed
                                                             Maximum        Maximum
                                            Amount           Offering      Aggregate      Amount of
        Title of Securities                  to be          Price Per       Offering     Registration
          to be Registered               Registered(1)       Share(2)       Price(2)         Fee
-----------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share                233,000 shares        $21.75       $5,067,750      $1,494.99
=====================================================================================================

(1) There is also being registered hereunder such additional undetermined number of shares of Common Stock that may be issued from time to time as a result of the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c), and based on the average of the high and low prices of the Common Stock of Quaker City Bancorp, Inc. as reported on December 8, 1997 on The Nasdaq National Market System.

================================================================================

                                  INTRODUCTION
                                  ------------

     This Registration Statement on Form S-8 is filed by Quaker City Bancorp, Inc. (the "Company") relating to 233,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable to eligible directors, officers, employees, consultants and advisors of the Company and its affiliates under the Quaker City Bancorp, Inc. 1997 Stock Incentive Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.

     The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997; and

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     As permitted by Section 102(b)(7) of the GCL, the Company's Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (each an "indemnitee"), shall be indemnified and held harmless by the Company to the fullest extent authorized by the GCL, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Company is required to indemnify an indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Company.

     The Company's Certificate of Incorporation further provides that this right to indemnification includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (an "advancement of expenses"); provided, however, that if the GCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses. If a written claim for indemnification is not paid in full by the Company within 60 days after it is received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period is 20 days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit.

     In addition, the Company's Certificate of Incorporation authorizes the Company to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or subsidiary or affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the GCL. The Company may further grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of the Certificate of Incorporation with respect to the indemnification and advancement of expenses of directors and officers of the Company.

     The Company's Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the GCL, or (d) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

     Any repeal or modification of the foregoing indemnification by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4.1 Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994, and incorporated herein by reference)

     4.2 Bylaws of the Company (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994, and incorporated herein by reference)

     5 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

     23.1  Consent of Independent Auditors

     23.2  Consent of Counsel (contained in Exhibit 5 hereto)

     24  Power of Attorney (contained on signature page hereto)


Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whittier, State of California, on December 8, 1997.

                              QUAKER CITY BANCORP, INC.

                              By: /S/ FREDERIC R. McGILL
                                  ----------------------
                                  Frederic R. McGill
                                  President, Chief Executive Officer and
                                  Director

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints KATHRYN
M. HENNIGAN and FREDERIC R. McGILL his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

                Signature                                     Title                                Date
                ---------                                     ------                               -----
/S/ FREDERIC R. McGILL                        President, Chief Executive Officer and         December 8, 1997
-----------------------------------------                    Director
Frederic R. McGill                                (Principal Executive Officer)

/S/ DWIGHT L. WILSON                           Senior Vice President, Treasurer and          December 8, 1997
-----------------------------------------            Chief Financial Officer
Dwight L. Wilson                                  (Principal Financial Officer)

/S/ J.L. THOMAS                                 Chairman of the Board of Directors           December 8, 1997
-----------------------------------------
J.L. Thomas

/S/ DAVID T. CANNON                                          Director                        December 8, 1997
-----------------------------------------
David T. Cannon

/S/ WAYNE L. HARVEY                                          Director                        December 8, 1997
-----------------------------------------
Wayne L. Harvey


/S/ ALFRED J. GOBAR                                          Director                        December 8, 1997
-----------------------------------------
Alfred J. Gobar

/S/ DAVID K. LEICHTFUSS                                      Director                        December 8, 1997
-----------------------------------------
David K. Leichtfuss

/S/ EDWARD L. MILLER                                         Director                        December 8, 1997
-----------------------------------------
Edward L. Miller

                                 EXHIBIT INDEX

Exhibit No.             Description
-----------             ------------
4.1*                    Certificate of Incorporation of the Company

4.2*                    Bylaws of the Company

5                       Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

23.1                    Consent of Independent Auditors

23.2                    Consent of Counsel (contained in Exhibit 5 hereto)

24                      Power of Attorney (contained on signature page hereto)

_______________
*      Incorporated herein by reference.  See sequentially numbered page 5.